EXHIBIT 10.1

                               ENZO BIOCHEM, INC.

                  SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

CASH COMPENSATION

         Annual Fee:
                  Lead Independent Director                              $50,000 per year
                  All Other Non-Employee Directors                       $20,000 per year

         Meetings of the Board of Directors (telephonic or in person):

                  Lead Independent Director                              $2,000 per meeting
                  All Other Non-Employee Directors                       $2,000 per meeting

         Meetings of Board Committees (telephonic or in person):

                  Lead Independent Director                              $1,500 per meeting
                  Audit Committee Chair                                  $2,000 per meeting
                  Other Audit Committee Members                          $1,000 per meeting
                  Compensation Committee Chair                           $1,500 per meeting
                  Other Compensation Committee Members                   $1,000 per meeting
                  Nominating/Governance Committee Chair                  $1,500 per meeting
                  Other Nominating/Governance Committee Members          $1,000 per meeting

EQUITY COMPENSATION

         Subject to limits in the Company's 2005 Equity Compensation Incentive Plan, the Compensation Committee has the discretion to determine the form, amount and terms of equity incentive awards under the plan to non-employee directors. The Lead Independent Director will receive 10,000 restricted stock units immediately following the date of the next annual meeting of the Company's shareholders, provided such person is a director of the Company at such time. All other non-employee directors will receive 5,000 restricted stock units immediately following the date of the next annual meeting of the Company's shareholders, provided such person is a director of the Company at such time. Each of the restricted stock units referred to above shall be subject to a two-year vesting period; provided that at the time any non-employee director ceases to be a director of the Company, such non-employee director's restricted stock units shall become fully vested at such time. Such restricted stock unit grants will be made in lieu of the automatic annual stock option grants the non-employee directors would have received at such time under the terms of the Company's 2005 Equity Compensation Incentive Plan.

OTHER INFORMATION

         Non-employee directors' compensation is paid based on an August to July annual period. The Company reimburses directors for their travel and related expenses in connection with attending meetings of the Board of Directors and Board-related activities.